UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 3, 2008

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

On June 3, 2008, Acacia Research Corporation (“Acacia”) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation (the “Restated Certificate”).  Acacia’s Board of Directors previously adopted, subject to stockholder approval, resolutions approving the Restated Certificate and the Restated Certificate was approved by the holders of a majority of Acacia’s issued and outstanding shares of capital stock at Acacia’s Annual Meeting of Stockholders held on May 20, 2008.  The proposal to approve the Restated Certificate was discussed in Acacia’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 21, 2008.

Prior to filing the Restated Certificate, Acacia’s Certificate of Incorporation provided for two classes of common stock, Acacia Research-Acacia Technologies common stock (“AR-Acacia Technologies stock”) and Acacia Research-CombiMatrix common stock (“AR-CombiMatrix stock”), even though only AR-Acacia Technologies stock was outstanding.  The Restated Certificate eliminated all references to AR-CombiMatrix stock including the elimination of dividend, distribution, conversion, redemption, voting, and liquidation rights of AR-CombiMatrix stock.  In addition, under the Restated Certificate, the name of AR-Acacia Technologies stock was changed to “common stock” and such class of stock became the only class of common stock.  Additionally, under the Restated Certificate, AR-Acacia Technologies stock is no longer subject to conversion to AR-CombiMatrix stock or redemption to effect a split off because these terms were unique to the tracking stock that has been eliminated in the Restated Certificate.  Because AR-Acacia Technologies stock is now the only existing class of common stock, the Restated Certificate also eliminated the equation necessary to calculate the voting rights of AR-Acacia Technologies stock and provides that each share of common stock will be entitled to one vote.  Furthermore, under the Restated Certificate, in the event of any liquidation, dissolution, or winding up of Acacia, the holders of shares of Acacia’s common stock, subject to the rights of the holders of preferred stock and creditors, are entitled to receive a portion of the remaining assets and funds of Acacia in proportion to the number of shares of common stock held by them.  Previously, under the original Certificate of Incorporation, in the event of Acacia’s liquidation, dissolution or winding up, the holders of AR-Acacia Technologies stock were entitled to receive an amount that was based primarily on the ratio of the average market value of a share of AR-Acacia Technologies stock to the average market value of a share of AR-CombiMatrix stock.

The foregoing description of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate, a copy of which is filed as Exhibit 3 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 5, 2008	By:	/s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3	Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 3, 2008